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                                                                     Exhibit 4.8

                                              Translation dated October 22, 2003

Non-binding English translation from the German original
Only the German version is legally binding

                   CANCELLATION AGREEMENT WITH RESPECT TO THE
                     PRINCIPLES OF COOPERATION OF MAY 2000

between

ALLIANZ AKTIENGESELLSCHAFT, MUNICH,
referred to in the following as ALLIANZ,

and

MUNCHENER RUCKVERSICHERUNGS-GESELLSCHAFT
AKTIENGESELLSCHAFT IN MUNCHEN, MUNICH
referred to in the following as MUNICH RE

1. TERMINATION OF PRINCIPLES OF COOPERATION OF MAY 2000

Munich Re and Allianz agree to cancel the Principles of Cooperation of May 2000 with effect for the end of the year 2003. All obligations resulting from the Principles of Cooperation shall be cancelled, including in particular such obligations that are prescribed therein as consequence of termination of the Principles of Cooperation.

Other existing agreements, namely individual reinsurance contracts as well as the agreement regarding quotas of December 2001 in the currently valid form are not affected by this cancellation agreement.

2. CONCLUDING REMARK

If particular provisions of this agreement are invalid, the validity of the remaining provisions of this agreement shall not be affected thereby.

In such a case, the invalid provision shall be reinterpreted or supplemented in order to obtain the intended economic purpose in a legally permissible way.

3. ARBITRATION TRIBUNAL

All disagreements resulting from this Agreement shall be adjudicated by an arbitration tribunal in accordance with the separate arbitration agreement entered into between Allianz and Munich Re in May 2000.

Munich, October 2003


Allianz Aktiengesellschaft             Munchener Ruckversicherungs-Gesellschaft
                                       Aktiengesellschaft in Munchen



signature                              signature
Diekmann               Bremkamp        Schinzler               Heyd